EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AMARANTUS BIOSCIENCE HOLDINGS, INC.
FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2013
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the Chief Executive Officer of Amarantus Bioscience Holdings, Inc., a Nevada corporation (the “Company”). I am delivering this certificate in connection with the quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2014 and filed with the Securities and Exchange Commission (“Form 10-Q”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 20, 2014	/s/ GERALD E. COMMISSIONG
Gerald E. Commissiong
Chief Executive Officer
(Principal Executive Officer)